Exhibit 99

Investor Contact:	Amy Chamberlain	Media Contact: Ann Takiguchi Marcos
	Investor Relations Officer	VP & PR/Communications Officer
	(808) 544-0618	(808) 544-0685
	amy.chamberlain@centralpacificbank.com	ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS RECORD QUARTERLY NET INCOME

HONOLULU, July 26, 2005 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the second quarter of 2005 of $17.9 million, or $0.58 per diluted share, compared to $8.7 million, or $0.53 per diluted share reported in the second quarter of 2004 and $17.2 million or $0.59 per diluted share reported in the first quarter of 2005.

Operating earnings, defined as the Company’s net income before deduction of nonrecurring merger-related expenses, net of tax, for the second quarter of 2005 was $18.2 million, or $0.59 per diluted share, as compared to $8.8 million, or $0.54 per diluted share, recorded in the second quarter of 2004 and $18.1 million, or $0.62 per diluted share, in the first quarter of 2005.

Second Quarter Highlights

•                  Record quarterly net income of $17.9 million.

•                  Net interest margin of 4.65% increased by 34 basis points from the second quarter of 2004 and by 6 basis points from the first quarter of 2005.

•                  Efficiency ratio improved to 50.04% from 52.85% in the year ago quarter and 57.17% in the first quarter of 2005.

•                  CPF was added to the S&P SmallCap 600 Index effective May 16, 2005.

•                  CPF signed a letter of intent in June to acquire residential mortgage loan broker Hawaii HomeLoans, Inc.

“The Company’s strong second quarter results were driven by strong deposit growth, expansion in net interest margin and increased efficiency,” commented Clint Arnoldus, Chief Executive Officer.  “We are optimistic about the second half of the year as we expect to continue to grow our balance sheet, further improve our efficiency and expand our residential mortgage operations.  The pending acquisition of Hawaii HomeLoans, a premier mortgage brokerage company in Hawaii, will complement our residential development financing activities to provide new growth opportunities for the Bank.”

Financial Highlights

The Company’s merger with CB Bancshares, Inc. (“CBBI”) was accounted for under the purchase accounting method, and CBBI’s revenues and expenses are included in the consolidated financials from September 15, 2004, the date of closing.  The financial results for the second quarter of 2004 did not include CBBI’s revenues and expenses and, accordingly, the second quarter of 2005 and the second quarter of 2004 may not be reasonably comparable.

Net interest income for the second quarter of 2005 was $48.5 million, up 114.5% from the $22.6 million in the second quarter of last year and 4.7% over the first quarter of 2005.  The year-over-year growth in net interest income was attributable to a 97.9% increase in average interest earning assets (primarily due to the merger with CBBI) and a 34 basis point increase in the net interest margin.  The sequential quarter increase was driven by a $163.8 million increase in average interest earning assets and a 6 basis point increase in the net interest margin.

The second quarter 2005 net interest margin of 4.65% increased over the 4.31% reported in the second quarter of 2004 and the 4.59% in the first quarter of 2005.

Provision for loan and lease losses in the second quarter of 2005 was $1.0 million, compared to $300,000 in the second quarter of 2004 and $917,000 in the first quarter of 2005.  The higher provision from the year ago period is consistent with the post-merger level of net loan charge-offs and nonperforming assets.

Other operating income was $8.8 million for the current quarter, compared to $4.1 million in the second quarter of 2004 and $9.3 million in the first quarter of 2005.  Excluding the $1.5 million in net gains on sales of investment securities recorded in the first quarter of 2005, the sequential quarter increase was 13.7%.  This increase was primarily driven by increases in retail brokerage fees and net gains on sales of residential mortgage loans.

Other operating expense for the second quarter of 2005 was $28.7 million, compared to $14.1 million in the same quarter last year and down $2.2 million from the first quarter of 2005.  The second and first quarters of 2005 included merger-related expenses of $524,000 and $1.5 million, respectively.  Excluding these expenses, other operating expense declined 4% on a sequential quarter basis.

The effective tax rate was 35.14% for the current quarter, compared to 29.49% in the second quarter of 2004 and 27.54% in the first quarter of 2005.  In the first quarter of 2005, the Company recognized $1.8 million in state tax credits from its investments in high-technology businesses in Hawaii.  The Company expects its effective tax rate to approximate 33% over the final two quarters of 2005.

Asset Quality

At June 30, 2005, nonperforming assets totaled $16.1 million or 0.33% of total assets, as compared to $8.7 million or 0.35% of total assets at June 30, 2004, and $9.9 million or 0.21% of total assets at March 31, 2005.  The sequential quarter increase was primarily the result of the addition of $6.6 million in loans to a borrower who filed for bankruptcy in the second quarter.  These loans are fully collateralized and management does not anticipate any losses at this time.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.61% at June 30, 2005, as compared to 1.54% at June 30, 2004 and 1.60% at March 31, 2005.

Net loan charge-offs totaled $967,000 or 0.12% of average loans during the quarter, as compared to net charge-offs totaling $214,000, or 0.06% of average loans, in the second quarter of 2004 and net loan recoveries of $3,000 in the first quarter of 2005.

Balance Sheet Analysis

Total assets increased to $4.9 billion at June 30, 2005, compared to $2.5 billion at June 30, 2004 and $4.8 billion at March 31, 2005.

Total loans and leases of $3.2 billion, increased by $1.6 billion over the $1.6 billion as of June 30, 2004 and declined by $30.7 million from March 31, 2005.  During the second quarter of 2005, loan paydowns included prepayments in the commercial real estate portfolio that were $130 million higher than expected.  The higher than expected prepayments were generally related to the sale of the underlying collateral by the borrower.

Investment securities of $1.1 billion, increased $439.1 million or 66.7% over June 30, 2004 and $179.4 million, or 19.5% over March 31, 2005.  The sequential quarter increase was the result of deposit growth outpacing loan growth during the quarter.

2

Quarter-end total deposits were $3.5 billion, increasing from $1.9 billion at June 30, 2004 and $3.4 billion at March 31, 2005.

Shareholders’ equity of $657.5 million increased from the $199.7 million reported at June 30, 2004 and the $640.8 million reported at March 31, 2005.

Business and Earnings Outlook

While economic and business conditions remain favorable, management has reduced its 2005 EPS guidance to $2.40 to $2.45 to reflect the higher than expected second quarter loan prepayments.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss its quarterly results.  To participate in the call, please call 1-888-202-2422 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available by dialing 1-888-203-1112 and entering the passcode 6848620.  Additionally, a replay will be available on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with $4.9 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions, are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates; and trading of the company’s stock.  For further information on factors which could cause actual results to materially differ from projections, please see the company’s publicly available Securities and Exchange

3

Commission filings, including the company’s Form 10-K for the last fiscal year.  The company does not update any of its forward-looking statements.

#####

4

CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES

Financial Highlights - June 30, 2005

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(in thousands, except per share data)	2005	2004	Change	2005	2004	Change

INCOME STATEMENT
Net income	$17,902	$8,668	106.5%	$35,107	$16,578	111.8%
Net income, excluding merger-related expenses	18,217	8,822	106.5%	36,318	16,821	115.9%
Per share data:
Diluted:
Net income	0.58	0.53	9.4%	1.17	1.01	15.8%
Net income - adjusted (1)	0.59	0.54	9.3%	1.21	1.02	18.6%
Cash dividends	0.19	0.16	18.8%	0.35	0.32	9.4%

PERFORMANCE RATIOS
Return on average assets (2)	1.49%	1.50%		1.48%	1.47%
Return on average assets - adjusted (1), (2)	1.50%	1.53%		1.51%	1.49%
Return on average shareholders’ equity (2)	10.95%	17.05%		11.21%	16.41%
Return on average shareholders’ equity - adjusted (1), (2)	11.00%	17.35%		11.40%	16.65%
Net income to average tangible shareholders’ equity (2)	22.12%	17.05%		23.81%	16.41%
Net income to average tangible shareholders’ equity - adjusted (1), (2)	22.51%	17.35%		24.64%	16.65%
Efficiency ratio	50.04%	52.85%		53.50%	53.72%
Efficiency ratio - adjusted (1)	49.13%	51.89%		51.69%	52.96%
Net interest margin (2)	4.65%	4.31%		4.62%	4.42%
Dividend payout ratio	32.20%	29.63%		29.41%	31.07%

				June 30,		%
				2005	2004	Change
BALANCE SHEET
Total assets				$4,918,781	$2,498,829	96.8%
Loans				3,205,124	1,619,086	98.0%
Loans, net				3,153,467	1,594,152	97.8%
Deposits				3,506,152	1,931,829	81.5%
Shareholders’ equity				657,466	199,684	229.3%
Book value per share				21.62	12.40	74.4%
Market value per share				35.60	27.50	29.5%
Tangible equity ratio				7.19%	7.99%

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2005	2004	Change	2005	2004	Change
SELECTED AVERAGE BALANCES
Total assets	$4,810,755	$2,306,806	108.5%	$4,754,607	$2,258,754	110.5%
Interest-earning assets	4,250,967	2,148,142	97.9%	4,169,518	2,101,192	98.4%
Loans, net of unearned interest	3,246,132	1,481,473	119.1%	3,204,319	1,465,154	118.7%
Other real estate	1	1,101	-99.9%	87	550	-84.2%
Deposits	3,409,997	1,798,305	89.6%	3,363,133	1,775,684	89.4%
Interest-bearing liabilities	3,458,062	1,729,879	99.9%	3,420,168	1,689,089	102.5%
Shareholders’ equity	654,118	203,358	221.7%	626,520	202,050	210.1%

				June 30,		%
				2005	2004	Change
NONPERFORMING ASSETS
Nonaccrual loans				$16,087	$7,224	122.7%
Other real estate				—	1,518	—
Total nonperforming assets				16,087	8,742	84.0%
Loans delinquent for 90 days or more (still accruing interest)				469	14,357	-96.7%
Restructured loans (still accruing interest)				707	—	—
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)				$17,263	$23,099	-25.3%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2005	2004		2005	2004
Loan charge-offs	$2,031	$262	675.2%	$3,410	$577	491.0%
Recoveries	1,064	48	2116.7%	2,447	137	1686.1%
Net loan charge-offs (recoveries)	$967	$214	351.9%	$963	$440	118.9%
Net loan charge-offs to average loans (2)	0.12%	0.06%		0.06%	0.06%

				June 30,
				2005	2004
ASSET QUALITY RATIOS
Nonaccrual loans to total loans				0.50%	0.45%
Nonperforming assets to total assets				0.33%	0.35%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate				0.54%	1.43%
Allowance for loan and lease losses to total loans and leases				1.61%	1.54%
Allowance for loan and lease losses to nonaccrual loans				321.51%	345.16%

(1)	Excludes nonrecurring merger-related expenses, net of tax (see Reconciliation of Non-GAAP Financial Measures)
(2)	Annualized

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2005	2004	2005	2004

Net income (a)	$17,902	$8,668	$35,107	$16,578
Nonrecurring merger-related expenses, net of tax	315	154	1,211	243
Net income, excluding nonrecurring merger-related expenses (b)	$18,217	$8,822	$36,318	$16,821

Basic earnings per share	$0.59	$0.54	$1.19	$1.03
Nonrecurring merger-related expenses, net of tax	0.01	0.01	0.04	0.02
Basic earnings per share, excluding nonrecurring merger-related expenses	$0.60	$0.55	$1.23	$1.05

Diluted earnings per share	$0.58	$0.53	$1.17	$1.01
Nonrecurring merger-related expenses, net of tax	0.01	0.01	0.04	0.01
Diluted earnings per share, excluding nonrecurring merger-related expenses	$0.59	$0.54	$1.21	$1.02

Return on average assets	1.49%	1.50%	1.48%	1.47%
Nonrecurring merger-related expenses, net of tax	0.01	0.03	0.03	0.02
Return on average assets, excluding nonrecurring merger-related expenses	1.50%	1.53%	1.51%	1.49%

Return on average equity	10.95%	17.05%	11.21%	16.41%
Nonrecurring merger-related expenses, net of tax	0.05	0.30	0.19	0.24

Return on average equity, excluding nonrecurring merger-related expenses	11.00%	17.35%	11.40%	16.65%

Net income to average tangible equity:

Average shareholders’ equity	$654,118	$203,358	$626,520	$202,050
Average intangible assets	(330,398)	—	(331,673)	—
Total tangible equity (c)	$323,720	$203,358	$294,847	$202,050

Net income to average tangible equity [ (a) annualized / (c) ]	22.12%	17.05%	23.81%	16.41%
Net income, excluding nonrecurring merger-related expenses, to average tangible equity [ (b) annualized / (c) ]	22.51%	17.35%	24.64%	16.65%

Efficiency ratio:

Net interest income	$48,510	$22,617	$94,830	$45,318
Other operating income (excluding investment securities gains (losses)	8,867	4,095	16,609	8,006
Total operating revenue (d)	$57,377	$26,712	$111,439	$53,324

Other operating expense (e)	$28,714	$14,118	$59,623	$28,646
Nonrecurring merger-related expenses	(524)	(257)	(2,016)	(404)
Total other operating expense, excluding nonrecurring merger-related expenses (f)	$28,190	$13,861	$57,607	$28,242

Efficiency ratio [ (e) / (d) ]	50.04%	52.85%	53.50%	53.72%
Efficiency ratio, excluding nonrecurring merger-related expenses [ (f) / (d) ]	49.13%	51.89%	51.69%	52.96%

Effective tax rate:

Net income before taxes (g)	$27,600	$12,294	$51,345	$24,078
Nonrecurring merger-related expenses	524	257	2,016	404
Net income before taxes, excluding nonrecurring merger-related expenses (h)	$28,124	$12,551	$53,361	$24,482

Income taxes (i)	$9,698	$3,626	$16,238	$7,500
Tax impact of nonrecurring merger-related expenses	209	103	805	161
Income taxes, excluding tax impact of nonrecurring merger-related expenses (j)	$9,907	$3,729	$17,043	$7,661

Effective tax rate [ (i) / (g) ]	35.14%	29.49%	31.63%	31.15%
Effective tax rate, excluding tax impact of nonrecurring merger-related expenses [ (j) / (h) ]	35.23%	29.71%	31.94%	31.29%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
(in thousands, except per share data)	2005	2004	2004

ASSETS
Cash and due from banks	$118,082	$84,869	$67,873
Interest-bearing deposits in other banks	1,312	52,978	41,247
Federal funds sold	—	25,600	3,500
Investment securities:
Held to maturity, at cost (fair value of $78,652 at June 30, 2005, $101,869 at December 31, 2004, and $31,583 at June 30, 2004)	78,983	101,337	30,756
Available for sale, at fair value	1,018,597	798,084	627,683
Total investment securities	1,097,580	899,421	658,439

Loans held for sale	22,400	17,736	1,382
Loans and leases	3,205,124	3,099,830	1,619,086
Less allowance for loan and lease losses	51,657	50,703	24,934
Net loans and leases	3,153,467	3,049,127	1,594,152

Premises and equipment	77,525	77,099	57,958
Accrued interest receivable	19,813	18,298	9,278
Investment in unconsolidated subsidiaries	12,369	11,536	5,634
Due from customers on acceptances	228	547	—
Other real estate	—	580	1,518
Goodwill	288,090	284,712	—
Core deposit premium	39,105	49,188	—
Other assets	88,810	80,211	57,848
Total assets	$4,918,781	$4,651,902	$2,498,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$663,133	$594,401	$456,333
Interest-bearing deposits	2,843,019	2,732,625	1,475,496
Total deposits	3,506,152	3,327,026	1,931,829

Short-term borrowings	7,169	88,900	17,469
Long-tem debt	675,524	587,380	323,088
Bank acceptances outstanding	228	547	—
Minority interest	12,781	12,782	10,062
Other liabilities	59,461	67,405	16,697
Total liabilities	4,261,315	4,084,040	2,299,145

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 30,409,823 shares at June 30, 2005, 28,159,395 shares at December 31, 2004, and 16,107,807 shares at June 30, 2004	427,415	360,550	10,080
Surplus	45,848	45,848	45,848
Retained earnings	192,547	167,801	154,064
Deferred stock awards	(299)	(174)	(93)
Accumulated other comprehensive income	(8,045)	(6,163)	(10,215)
Total shareholders’ equity	657,466	567,862	199,684

Total liabilities and shareholders’ equity	$4,918,781	$4,651,902	$2,498,829

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2005	2004	2005	2004

Interest income:
Interest and fees on loans and leases	$54,138	$21,134	$104,972	$42,425
Interest and dividends on investment
securities:
Taxable interest	7,948	5,546	15,397	10,627
Tax-exempt interest	1,630	1,018	2,635	2,009
Dividends	116	191	407	408
Interest on deposits in other banks	58	10	205	33
Interest on Federal funds sold and securities purchased under agreements to resell	21	—	79	9

Total interest income	63,911	27,899	123,695	55,511

Interest expense:
Interest on deposits	9,005	2,943	16,522	5,868
Interest on short-term borrowings	313	67	840	103
Interest on long-term debt	6,083	2,272	11,503	4,222

Total interest expense	15,401	5,282	28,865	10,193

Net interest income	48,510	22,617	94,830	45,318
Provision for loan and lease losses	1,000	300	1,917	600
Net interest income after provision for loan and lease losses	47,510	22,317	92,913	44,718

Other operating income:
Income from fiduciary activities	581	582	1,114	1,131
Service charges on deposit accounts	2,456	1,368	4,898	2,811
Other service charges and fees	3,028	1,444	5,804	2,695
Equity in earnings of unconsolidated subsidiaries	187	—	278	—
Fees on foreign exchange	188	161	406	334
Gains on sales of loans	687	75	1,189	114
Investment securities gains (losses)	(63)	—	1,446	—
Other	1,740	465	2,920	921

Total other operating income	8,804	4,095	18,055	8,006

Other operating expense:
Salaries and employee benefits	14,243	7,365	30,452	15,571
Net occupancy	2,289	1,009	5,044	2,103
Equipment	1,328	631	2,525	1,199
Amortization of core deposit premium	1,655	—	2,955	—
Communication expense	1,069	459	2,153	887
Professional services	1,724	842	4,360	1,490
Computer software expense	840	500	1,668	1,012
Advertising expense	493	374	1,258	909
Other	5,073	2,938	9,208	5,475

Total other operating expense	28,714	14,118	59,623	28,646

Income before income taxes	27,600	12,294	51,345	24,078
Income taxes	9,698	3,626	16,238	7,500

Net income	$17,902	$8,668	$35,107	$16,578

Per share data:
Basic earnings per share	$0.59	$0.54	$1.19	$1.03
Diluted earnings per share	0.58	0.53	1.17	1.01
Cash dividends declared	0.19	0.16	0.35	0.32

Basic weighted average shares outstanding (000’s)	30,385	16,098	29,521	16,089
Diluted weighted average shares outstanding (000’s)	30,864	16,391	30,046	16,401